Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ASSETS	As of March 31, 2014
	(000's Except shares and per share amounts)
	SecureAlert	GPS Global	Adjustments			Consolidated
CURRENT ASSETS
Cash	7,366	195	-			7,561
Accounts receivable, net	3,151	-	-			3,151
Notes receivables	259	-	-			259
Inventory, net of reserves	490	12	5	[a	]	507
Prepaid expenses and other	2,565	22	-			2,587

TOTAL CURRENT ASSETS	13,831	229	5			14,065

Property and equipment, net	592	47	-			639
Monitoring equipment, net	1,787	48	-			1,835
Deposits and other assets	3,416	21	-			3,437
Acquisition purchase commitment	5,740	-	(5,740)	[c	]	-
Royalty Purchase Commitment, net of amortization	19,413	-	-			19,413
Intangibles, net of amortization	27	-	5,048	[a	]	5,075
Goodwill	-	-	2,628	[a	]	2,628

TOTAL ASSETS	$44,806	$345	$1,941			$47,092

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$742	$70	$-			$812
Accrued expenses	1,712	128	(66)	[a	]	1,774
Stock Payable	-	-	3,000	[b	]	3,000
Accrued royalty fees	4,125	-	-			4,125
Deferred revenue	6	-	-			6
Dividends payable	5	-	-			5
Related party line of credit and notes	2,700	2,180	(2,180)	[a	]	2,700
Current portion of long-term debt	71	-				71

TOTAL CURRENT LIABILITIES	9,361	2,378	754			12,493

LONG-TERM LIABILITIES
Long-term portion of debt	9,355	753	(753)	[a	]	9,355
Other long-term liabilities	-	83	-			83

TOTAL LIABILITIES	18,716	3,214	1			21,931

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	1	-	-			1
Series D Preferred stock	1	-	-			1
Additional paid in capital	294,933	-	-			294,933
Accumulated other comprehensive income	146	(145)	145	[c	]	146
Retained deficit	(268,991)	(2,724)	1,795	[c	]	(268,920)

TOTAL STOCKHOLDERS' EQUITY	26,090	(2,869)	1,940			25,161

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,806	$345	$1,941			$47,092

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

Unaudited Pro Forma Consolidated Statement of Operations

	Six Months Ended March 31, 2014
	(000's Except shares and per share amounts)
	Historical		Pro Forma
	SecureAlert	GPS Global	Adjustments	Consolidated

REVENUES
Domestic revenues
Products	$212	$-	$-	$212
Monitoring services	3,400	-	-	3,400
International revenues
Equipment sales	3	-	-	3
Other services	1	-	-	1
Monitoring services	1,500	-	-	1,500

TOTAL REVENUES	5,115	-	-	5,115

COST OF REVENUES
Products	(121)	-	-	(121)
Royalties	(17)	-	-	(17)
Monitoring services	(2,272)	-	-	(2,272)
Impairment of equipment and parts	(82)	-	-	(82)

TOTAL COST OF REVENUES	(2,493)	-	-	(2,493)

GROSS PROFIT	2,622	-	-	2,622

RESEARCH AND DEVELOPMENT	(723)	(215)	-	(938)
OPERATING EXPENSES	(4,735)	(251)	-	(4,986)

OPERATING INCOME (LOSS)	(2,836)	(466)	-	(3,302)

OTHER INCOME (EXPENSES)
Interest expense	(371)	(8)	-	(379)
Interest income	24	-	-	24
Currency exchange rate gain (loss)	(4)	5	-	1
Other income (expense)	625	-	-	625

TOTAL OTHER INCOME (EXPENSE)	273	(3)	-	270

NET LOSS	(2,562)	(469)	-	(3,031)

DIVIDENDS ON PREFERRED STOCK	(15)	-	-	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,577)	$(469)	$-	$(3,031)

NET LOSS PER SHARE, BASIC AND DILUTED FROM CONTINUING OPERATIONS	$(0.26)			$(0.30)
WEIGHTED AVERAGE COMMON SHARES, BASIC AND DILUTED	9,830,000		236,469	10,066,469

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

Note 1 — Basis of Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of SecureAlert, Inc. (“SecureAlert” or the Company”)

Note 2 — GPS Global Acquisition

For purposes of this pro forma analysis, assets acquired and liabilities assumed are recognized based on an estimate of their fair value as of the acquisition date. Any adjustments to the fair value of assets acquired and liabilities assumed will be adjusted in accordance with ASC 805. The preliminary allocation of the approximate $7.811 million purchase price to assets and liabilities based upon fair value determinations was as follows (in thousands):

Current assets	$234
Property and equipment, net of depreciation	95
Other noncurrent assets	21
Intangible Assets	5,048
Accounts payable and accrued expenses	(215)
Goodwill	2,628

Total fair value of net assets acquired	$7,811

Purchase consideration	$7,811

Note 3 — Pro Forma Adjustments

The following reclassifications and pro forma adjustments have been made in the Unaudited Pro Forma Condensed Consolidated Balance Sheet. Transactions between the Company and GPS Global have also been eliminated in the pro forma adjustments column.

(a)
To reflect the estimate of goodwill resulting from the excess of the purchase price over th fair value of net intangible and identifiable assets acquired. Also to recognize the estimated fair value of assets acquired and to adjust for liabilities not acquired through this acquisition.

(b)	To recognize a liability to former shareholders of GPS Global as a part of the purchase price.

(c)
To reflect the elimination of GPS Global's historical accumulated deficit and stockholder's equity. Also to eliminate intercompany transactions associated with the acquisition and advances provided to GPS Global prior to the finalization of the acquisition.

Note 4 — Loss per Share

SecureAlert basic and diluted pro forma loss per share was calculated based on the unaudited pro forma consolidated net loss and the weighted average number of shares outstanding during the reporting periods. The consolidated entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net loss and shares used in computing the net loss per share for the year ended September 30, 2013 and the six months ended March 31, 2013, is based on SecureAlert’s historical weighted average common shares outstanding during the respective periods. The effect of the additional shares of SecureAlert common stock issued as part of the Company’s acquisition of SecureAlert has been included for purposes of presenting pro forma net loss per share.

Note 5 — SecureAlert Balance Sheet Reconciliation

On April 1, 2014, the Company completed its acquisition of GPS Global. The following table presents the balance sheet as of September 30, 2013 for the Company and the fair value of the assets acquired and liabilities assumed in connection with the acquisition of GPS Global and purchase consideration related to that acquisition.

Unaudited Pro Forma Consolidated Statement of Operations

	Year Ended September 30, 2013
	(000's Except shares and per share amounts)
	Historical		Pro Forma
	SecureAlert	GPS Global	Adjustments	Consolidated

REVENUES
Products	$612	$350	$-	$962
Monitoring and other related services	15,029	-	-	15,029

TOTAL REVENUES	15,641	350	-	15,991

COST OF REVENUES
Products	(262)	(242)	-	(504)
Monitoring and other related services	(7,555)	-	-	(7,555)
Impairment of monitoring equipment and parts	(213)	-	-	(213)

TOTAL COST OF REVENUES	(8,030)	(242)	-	(8,272)

GROSS PROFIT	7,611	108	-	7,719

RESEARCH AND DEVELOPMENT	(988)	(489)	-	(1,477)
SETTLEMENT EXPENSE	(360)
OPERATING EXPENSES	(7,679)	(499)	-	(8,178)

OPERATING INCOME (LOSS)	(1,416)	(880)	-	(1,936)

OTHER INCOME (EXPENSES)
Interest expense	(17,049)	(15)	-	(17,064)
Loss on disposal of equipment	(3)	-
Currency exchange rate gain (loss)	(146)	-	-	(146)
Other income (expense)	279	-	-	279

TOTAL OTHER INCOME (EXPENSE)	(16,918)	(15)	-	(16,930)

NET LOSS FROM CONTINUING OPERATIONS	(18,334)	(895)	-	(18,866)

Gain on disposal of discontinued operations	425	-
Net loss from discontinued operations	(6)	-

NET LOSS	$(18,959)	$(831)	$-	$(18,866)

OTHER COMPREHENSIVE LOSS

Currency translation adjustments	-	216

COMPREHENSIVE LOSS	$(18,959)	$(1,047)	$-	$(18,866)

NET LOSS PER SHARE, BASIC AND DILUTED FROM CONTINUING OPERATIONS	$(3.79)			$(3.72)
NET LOSS PER SHARE, BASIC AND DILUTED FROM DISCONTINUED OPERATIONS	$0.09			$-
WEIGHTED AVERAGE COMMON SHARES, BASIC AND DILUTED	4,832,000		236,469	5,068,469

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements